UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Today, Apollo Education Group, Inc. (the “Company”) announced that a class action complaint was filed on March 14, 2016 in the United States District Court for the District of Arizona, captioned Rameses Te Lomingkit et. al. v. Apollo Education Group, Inc. et. al., Case Number 2:16-CV-00689-JZB. The plaintiff, who allegedly purchased shares of the Company during the specified class period, filed this putative class action on behalf of the plaintiff and all shareholders of the Company who acquired Class A shares of the Company between June 26, 2013 and October 21, 2015 and seeks certification as a class action and unspecified compensatory damages and costs. The plaintiff alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated under the Exchange Act, by the Company and certain of its officers for making allegedly false and misleading statements and failing to disclose material facts relating to the nature of the Company’s military recruitment activities and the status of its online classroom platform.

The Company is evaluating the complaint and expects to be served by the plaintiff in due course.

Apollo Education Group, Inc.

March 17, 2016	By:	/s/ Gregory J. Iverson
Name: Gregory J. Iverson
Title: Chief Financial Officer